Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Consolidated Financial Highlights of the Reinsurance Interval Fund” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Consolidated Financial Statements of the Reinsurance Interval Fund” in the Statement of Additional Information of Stone Ridge Trust IV, to the use of our report dated December 30, 2019, with respect to the financial statements of Stone Ridge Trust IV as of October 31, 2019, and to the incorporation by reference of our report dated December 30, 2019 with respect to the financial statements of Stone Ridge Trust II in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Stone Ridge Trust IV to be filed with the Securities and Exchange Commission in this Amendment No. 7 (Registration No. 811-23105).

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 28, 2020